Exhibit 99.1

CONSENT OF CASSEL SALPETER & CO., LLC

Summit Financial Services Group, Inc.

595 South Federal Highway

Suite 500

Boca Raton, Florida 33432

Attention: The Special Negotiating Committee of the Board of Directors

RE:	Proxy Statement of Summit Financial Services Group, Inc. (“Summit”) / Prospectus of RCS Capital Corporation (“RCAP”) which forms part of the Registration Statement on Form S-4 of RCAP (the “Registration Statement”)

Members of the Special Negotiating Committee:

We hereby consent to the inclusion of our opinion letter, dated November 16, 2013, to the Special Negotiating Committee of the Board of Directors of Summit as Annex C to the Proxy Statement/Prospectus included in the Registration Statement filed with the Securities and Exchange Commission today and the references to our firm and our opinion in such Registration Statement under the headings “SUMMARY—Opinion of Financial Advisor to the Special Committee,” “THE MERGER—Background of the Merger,” “THE MERGER—Reasons for the Merger and Recommendation of the Summit Board of Directors,” “THE MERGER—Opinion of Financial Advisor to the Special Committee” and “THE MERGER—Forward-Looking Financial Data Prepared for Purposes of the Special Committee’s Evaluation of the Merger.” The foregoing consent applies only to the Registration Statement being filed with the Securities and Exchange Commission today and not to any other amendments or supplements to the Registration Statement, and our opinion is not to be filed with, included in or referred to in whole or in part in any other registration statement (including any amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Dated: March 24, 2014 /s/ Cassel Salpeter & Co., LLC